                                                                     EXHIBIT 5.1

                       BLANK ROME COMISKY & MCCAULEY, LLP


                                        October 31, 2001

Cross Media Marketing Corporation
461 Fifth Avenue - 19th Floor
New York, NY  10017

                  Re: Cross Media Marketing Corporation (the "Company") Registration Statement on Form S-3

Dear Sir/Madam:

         We refer to the Registration Statement on Form S-3 (the "Registration Statement") filed by Cross Media Marketing Corporation, a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the registration under the Act of an aggregate of 7,189,261 shares (the "Shares") of common stock, par value $.001 per share of Cross Media (the "Common Stock") including 1,990,237 shares (the "Warrant Shares") of Common Stock issuable upon execution of outstanding options (the "Warrants").

         In our capacity as counsel to Cross Media, we have reviewed copies of the resolutions of the Board of Directors of the Registrant and such other documents and records as we have deemed relevant and necessary as a basis for the opinions expressed below. We have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us as photostatic or conformed copies. As to various questions of fact material to our opinions we have relied upon statements or certificates of public officials and representation of Cross Media and others.

         Based upon the foregoing, it is our opinion that: (a) the Shares are validly issued, fully paid and non-assessable; and (b) the Warrant Shares, when paid for and issued upon execution of the Warrants, in accordance with the respective terms thereof, with the validity issued and fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the use of our name as your counsel under "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving this consent, we do not concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                   Very truly yours,



                                   BLANK ROME COMISKY & MCCAULEY LLP